EXHIBIT 10.1

AMENDMENT NO. 8 TO LOAN AGREEMENT

This Amendment No. 8 to Loan Agreement (this “Amendment”) is entered into as of May 3, 2004, between Bank of America, N. A. (“Bank”) and The Wet Seal, Inc. (“Borrower”).

RECITALS

A. Bank and Borrower are parties to that certain Business Loan Agreement dated as of October 29, 1999, as amended (the “Agreement”).

B. The parties hereto now desire to amend the Agreement on the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2. Amendments. The Agreement shall be amended as follows:

2.1 In Paragraph 1.1(a), the words “Fifty Million and 00/100 Dollars ($50,000,000)” are amended to read Forty Million and 00/100 Dollars ($40,000,000).”

2.2 Paragraph 1.2 is amended in full to read as follows:

“1.2 Availability Period. Cash advances, standby letters of credit, shipside bonds, and air releases are available under the line of credit between the date of this Agreement and April 30, 2004; commercial letters of credit and acceptances under the line of credit are available between the date of this Agreement and July 1, 2004 (the ‘Facility No. 1 Expiration Date’).”

2.3 Paragraph 4.1(c) is amended in full to read as follows:

“(c) Amendment Fee. The Borrower agrees to pay an amendment fee in the amount of One Hundred Thousand Dollars ($100,000) for Amendment No. 7 to this Agreement, payable in installments as follows: (i) Twenty Five Thousand Dollars ($25,000) on January 9, 2004; (ii) Fifty Six Thousand Two Hundred Fifty Dollars ($56,250) on or before May 5, 2004; and (iii) Eighteen Thousand Seven Hundred Fifty Dollars ($18,750) on or before May 31, 2004; provided, however, that if the Borrower fully refinances its obligations under this Agreement with Fleet Retail Group, Inc. on or before May 31, 2004, the installment payment required under clause (iii) above shall not be due.”

3. Representations and Warranties. Borrower represents and warrants to Bank that: (i) except as may be the subject of a waiver issued by Bank, no default under the Agreement and no event which, with notice or lapse of time or both, would become a default has occurred and is continuing; (ii) except as may be the subject of a waiver issued by Bank, Borrower’s representations and warranties made under the Agreement are true as of the date hereof; (iii) the making and performance by Borrower of this Amendment have been duly authorized by all necessary corporate action; (iv) no consent, approval, authorization, permit, or license is required in connection with the making or performance of this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BANK OF AMERICA, N. A.		THE WET SEAL, INC.

By:	/s/ Cynthia K. Goodfellow	By:	/s/ Joseph Deckop
	(Sgd.) Cynthia K. Goodfellow		(Sgd.) Joseph Deckop
Title:	Vice President	Title:	Executive Vice President

		By:	/s/ Douglas Felderman
(Sgd.) Douglas Felderman
		Title:	Chief Financial Officer